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                    Independent Accountants' Consent
                    --------------------------------


     We consent to the use of our report dated January 29, 1997, on the consolidated financial statements of SIMMONS FIRST NATIONAL CORPORATION as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in the Registration Statement on Form S-3 from the Simmons First National Corporation 1996 Form 10-K. We also consent to the reference to our firm under the caption "Experts" appearing in Registration Statement.


                                                 /s/ Baird, Kurtz & Dobson
                                                 Baird, Kurtz & Dobson

Pine Bluff, Arkansas
June 6, 1997